Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Lynne M. Neel (610) 882-8800

BETHLEHEM, Pa. – March 14, 2023 -  Recent events in the financial industry, specifically related to Silicon Valley Bank’s (SVB) failure and the New York Department of Financial Services’ takeover of Signature Bank, have compelled us to reach out to our customers and investors to provide you with the assurance that Embassy Bancorp, Inc. (the “Company”) and its bank subsidiary, Embassy Bank For The Lehigh Valley (the “Bank”), are sound and deposits held in our Bank are safe and secure.

As a community bank with over 21 years of growth and stability, our focus is (and has always been) on locally sourced deposits and loans.  Our business model and balance sheet position are vastly different than that of SVB, and we have not engaged nor invested in industries such as fintech startups and crypto currency.

We are pleased to share with you a few key factors contributing to our continued success:

Earnings & Growth.    Our annual report to shareholders is expected to reflect record earnings for 2022, as well as continued year-over-year loan and deposit growth.

Capital & Liquidity.    The Bank continues to meet the requirements to be considered well-capitalized.  We have numerous sources of liquidity available to us and have no outstanding borrowings.

Investments.  Our investment portfolio is comprised of quality bonds predominantly backed by U.S. government agencies and municipalities.  The Company has not invested in the subordinated debt of other banks, and holds no corporate, fintech or crypto currency investments.

Lending.    The Company continues to originate and conservatively underwrite loans to Lehigh Valley residents and businesses.  We have maintained a well-collateralized, diversified loan portfolio with strong credit quality.

Deposits.  Similarly, deposits are gathered in our market area and all Bank deposits are afforded FDIC insurance coverage, regardless of the account type, up to the permissible limits.  To learn more about FDIC insurance coverage, please visit  FDIC: Deposit Insurance.

Questions?  Visit us at Embassy Bank for the Lehigh Valley | Contact to connect with our skilled team, who will be happy to assist you with understanding your FDIC insurance coverage and provide you with the information that you need to be assured that your funds are secure.

We thank you for your continued business and look forward to a bright future together, Lehigh Valley!

Sincerely,

David M. Lobach, Jr.

Chairman, President and CEO

Embassy Bancorp, Inc.

Exhibit 99.1

About Embassy Bancorp, Inc.

With over $1.6 billion in assets, Embassy Bancorp, Inc. is the parent company of Embassy Bank for the Lehigh Valley, a full-service community bank operating ten branch offices in the Lehigh Valley area of Pennsylvania. For more information about Embassy Bancorp, Inc. and Embassy Bank, please visit www.embassybank.com.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Embassy Bancorp, Inc.’s filings with the Securities and Exchange Commission (SEC).  The statements are valid only as of the date hereof and Embassy Bancorp, Inc. disclaims any obligation to update this information.